Exhibit 99.1

Dermira’s Two Phase 3 Trials Evaluating Olumacostat Glasaretil in Patients with Acne Vulgaris Did Not Meet Co-Primary Endpoints

-	Company expects to discontinue the program
-	Conference call and webcast today at 8:30 a.m. ET / 5:30 a.m. PT

MENLO PARK, Calif., Mar. 5, 2018 – Dermira, Inc. (NASDAQ: DERM), a biopharmaceutical company dedicated to delivering new therapies to patients living with chronic skin conditions, today announced that the investigational treatment olumacostat glasaretil (formerly DRM01) did not meet the co-primary endpoints in its two Phase 3 pivotal trials (CLAREOS-1 and CLAREOS-2) in patients ages nine years and older with moderate-to-severe acne vulgaris.

“We are surprised and extremely disappointed by the results of the Phase 3 program,” said Tom Wiggans, chairman and chief executive officer of Dermira. “This is disappointing not only for the company, but also for patients who are living with this condition and dermatologists who have been looking for novel therapies to treat them.”

“We are continuing to analyze the outcome of the olumacostat glasaretil Phase 3 program. However, based on the information we have to date, we expect to discontinue the development program,” said Luis Peña, chief development officer of Dermira. “We want to thank our employees, investigators and partners for their commitments to the acne development program and, most importantly, the patients who participated in these trials.”

The co-primary endpoints of CLAREOS-1 and CLAREOS-2 were the absolute changes from baseline in inflammatory and non-inflammatory lesion counts and the proportion of patients achieving at least a two-grade improvement from baseline to a final grade of zero or one on the five-point Investigator’s Global Assessment (IGA) scale. Each endpoint was measured on the face at the end of the 12-week treatment period. Safety and tolerability were also evaluated.

Phase 3 Results

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The reductions in the numbers of inflammatory lesions from baseline to week 12 in patients treated with olumacostat glasaretil in CLAREOS-1 and CLAREOS-2 were 14.3 and 16.6, respectively, compared to 13.7 and 15.3, respectively, in patients in the corresponding vehicle groups.

•

The reductions in the numbers of non-inflammatory lesions from baseline to week 12 in patients treated with olumacostat glasaretil in CLAREOS-1 and CLAREOS-2 were 14.8 and 17.8, respectively, compared to 11.2 and 17.4, respectively, in patients in the corresponding vehicle groups.

•

In CLAREOS-1 and CLAREOS-2, the percentages of patients treated with olumacostat glasaretil who achieved a two-grade improvement from baseline to a final grade of zero or one on the IGA scale at week 12 were 19.1% and 16.3%, respectively, compared to 20.8% and 11.8%, respectively, of patients in the corresponding vehicle groups.

•	None of these co-primary endpoint results were statistically significant.

Consistent with the Phase 2a and 2b studies, olumacostat glasaretil was well-tolerated. Adverse events were primarily mild or moderate in severity. No treatment-related serious adverse events were reported, and no new or unexpected events were observed.

“We remain dedicated to bringing new treatments to people living with chronic, underserved skin conditions. As we look ahead, we are focused on building a commercial organization to support the anticipated launch of glycopyrronium tosylate for axillary hyperhidrosis later this year, subject to FDA approval, as well as our Phase 2b trial evaluating lebrikizumab as a potential treatment for moderate-to-severe atopic dermatitis, for which we expect to announce topline data in the first half of 2019,” added Wiggans.

About Olumacostat Glasaretil Phase 3 Program
The Phase 3 clinical program included two randomized, multi-center, double-blind, parallel-group, vehicle-controlled trials, CLAREOS-1 and CLAREOS-2, designed to assess the efficacy and safety of olumacostat glasaretil compared to vehicle to support a potential New Drug Application (NDA) submission to the U.S. Food & Drug Administration (FDA). The program enrolled a total of 1,503 patients (CLAREOS-1, n=759 and CLAREOS-2, n=744) ages nine years and older with moderate-to-severe acne vulgaris at 94 sites in the United States, Canada and Australia. In each trial, patients were randomized in a 2:1 fashion to receive either olumacostat glasaretil at a concentration of 5% or vehicle twice daily for 12 weeks.

The Phase 3 program also included an open-label study, CLARITUDE, assessing the long-term safety of olumacostat glasaretil, in which patients from either of the two Phase 3 studies were permitted to continue to receive treatment for up to an additional 36 weeks.

Conference Call and Webcast
Dermira will host a webcast and conference call today to discuss the Phase 3 program results and the olumacostat glasaretil program beginning at 8:30 a.m. Eastern Time / 5:30 a.m. Pacific Time. Analysts and investors can participate in the conference call by dialing (877) 359-9508 for domestic callers and +1 (224) 357-2393 for international callers using the conference ID# 5999865. The webcast can be accessed live on the Investor Relations page of Dermira’s website, http://investor.dermira.com, and will be available for replay for 30 days following the call. A telephone replay of the call will be available by dialing (855) 859-2056 for domestic callers or +1 (404)-537-3406 for international callers and entering the conference code: 5999865.

About Dermira

Dermira is a biopharmaceutical company dedicated to bringing biotech ingenuity to medical dermatology by delivering differentiated, new therapies to the millions of patients living with chronic skin conditions. Dermira is committed to understanding the needs of both patients and physicians and using its insight to identify and develop leading-edge medical dermatology programs. Dermira’s pipeline includes two late-stage product candidates that could have a profound impact on the lives of patients: glycopyrronium tosylate (formerly DRM04), for which a New Drug Application is under review by the U.S. Food and Drug Administration for the treatment of primary axillary hyperhidrosis (excessive underarm sweating beyond what is needed for normal body temperature regulation), and lebrikizumab, in Phase 2b development for the treatment of moderate-to-severe atopic dermatitis. Dermira is headquartered in Menlo Park, Calif.  For more information, please visit http://www.dermira.com. Follow @DermiraInc on Twitter and LinkedIn.

In addition to filings with the Securities and Exchange Commission (SEC), press releases, public conference calls and webcasts, Dermira uses its website (www.dermira.com), LinkedIn page (https://www.linkedin.com/company/dermira-inc) and corporate Twitter account (@DermiraInc) as channels of distribution of information about its company, product candidates, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and Dermira may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Dermira’s website, LinkedIn page and Twitter account in addition to following its SEC filings, press releases, public conference calls and webcasts.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties, including statements with respect to: Dermira’s goal of building a leading medical dermatology company dedicated to delivering differentiated, new therapies to the millions of patients living with chronic skin conditions; Dermira’s expectation to discontinue the olumacostat glasaretil development program; Dermira’s ability to bring new treatments to people living with chronic, underserved skin conditions; Dermira’s plans to build a commercial organization; potential regulatory approval and commercial launch, and anticipated timing of such approval and launch, of glycopyrronium tosylate for axillary hyperhidrosis; and expectations regarding the timing of topline data for Dermira’s Phase 2b dose-ranging study of lebrikizumab as a potential treatment for moderate-to-severe atopic dermatitis. These statements deal with future events and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to the design, implementation and outcomes of Dermira’s clinical trials; Dermira’s dependence on third-party clinical research organizations, manufacturers and suppliers; the outcomes of future meetings with regulatory agencies; Dermira’s ability to attract and retain key employees; Dermira’s ability to obtain necessary additional capital; competition and market acceptance of Dermira’s product candidates, if approved; Dermira’s ability to execute on its business plans and commercialization goals; and Dermira’s ability to continue to stay in compliance with applicable laws and regulations. You should refer to the section entitled “Risk Factors” set forth in Dermira’s Annual Report on Form 10-K, Dermira’s Quarterly Reports on Form 10-Q and other filings Dermira makes with the SEC from time to time for a discussion of important factors that may cause actual results to differ materially from those expressed or implied by Dermira’s forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this press release. Dermira undertakes no obligation to publicly update any forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Media:

Erica Jefferson

Vice President, Corporate Communications

650-421-7216

media@dermira.com

Investors:

Ian Clements, Ph.D.

Vice President, Investor Relations

650-422-7753

investor@dermira.com

Robert H. Uhl

Westwicke Partners

Managing Director

858-356-5932

robert.uhl@westwicke.com

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